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                                                                     EXHIBIT 5.1

                 [STRADLING, YOCCA, CARLSON & RAUTH LETTERHEAD]

                             December 15, 1997               FILE NO. 18865-0000


Bristol Retail Solutions, Inc.
5000 Birch Street, Suite 205
Newport Beach, California  92660

        Re: Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2

Ladies and Gentlemen:

        At your request, we have examined Post Effective Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2, File No. 333-5570-LA (the "Registration Statement") being filed by Bristol Retail Solutions, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of (i) 781,250 shares of the Company's common stock, $0.001 par value ("Common Stock"), issuable pursuant to the exercise of Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants"), (ii) 125,000 shares of Common Stock issuable upon exercise of Underwriters' Stock Purchase Warrants, (iii) 62,500 Class A Warrants issuable upon exercise of Underwriters' Warrants and (iv) 577,417 shares of Common Stock being sold by certain stockholders of the Company (the "Selling Stockholders").

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, it is our opinion that the 781,250 shares of Common Stock to be issued upon exercise of the Class A Warrants, the 125,000 shares of Common Stock to be issued upon exercise of the Underwriters' Stock Purchase Warrants, the 62,500 Class A Warrants to be issued upon exercise of the Underwriters' Warrants and the 577,417 shares of Common Stock being sold by the Selling Stockholders, when issued and paid for in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.


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Bristol Retail Solutions, Inc.
December 15, 1997
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        We consent to the use of this opinion as an exhibit to the Registration
Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                           Very truly yours,

                                           /s/ STRADLING, YOCCA, CARLSON & RAUTH